Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2017 in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-216499) and related Prospectus of Warrior Met Coal, LLC dated April 10, 2017.

/s/ Ernst & Young LLP

Birmingham, Alabama

April 10, 2017